UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported in the Current Report on Form 8-K filed by Windtree Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on April 10, 2024, at a special meeting of stockholders held on April 10, 2024, the Company’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) through an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation at a ratio of any whole number between 1-for-5 and 1-for-25, with such ratio to be determined by the Board. Subsequently, the Board determined to effect a reverse split of the Common Stock at a ratio of 1-for-18.

On April 18, 2024, the Company announced that it intends to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock at a ratio of one post-split share for every 18 pre-split shares. The Common Stock will continue to be traded on the Nasdaq Capital Market under the symbol “WINT” and will begin trading on a split-adjusted basis when the market opens on Monday, April 22, 2024, under a new CUSIP number, 97382D 501.

On April 19, 2024, the Company filed the Amendment for the Reverse Stock Split with the Secretary of State of the State of Delaware, and the Reverse Stock Split will become effective in accordance with the terms of the Amendment at 11:59 p.m. Eastern Time on April 19, 2024 (the “Effective Time”).

At the Effective Time, every 18 shares of the Company’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock, but without any change in the par value per share. Proportional adjustments will be made to the number of shares of Common Stock issuable upon application of the as adjusted conversion price of the Company’s 10% senior convertible notes due January 2, 2025 and Series B Convertible Preferred Stock, par value of $0.001 per share; upon vesting of the Company’s outstanding restricted stock units; and upon exercise of the Company’s outstanding stock options and warrants, as well as the applicable exercise prices.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all stockholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in a shareholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive one whole share of Common Stock in lieu of any fractional share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Windtree Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 19, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer